EXHIBIT 99.1
Sila Realty Trust Announces Second Quarter 2025 Results
TAMPA, Fla. August 6, 2025 - Sila Realty Trust, Inc. (NYSE: SILA) (“Sila”, the “Company”, “we”, or “us”), a net lease real estate investment trust (“REIT”) with a strategic focus on investing in the growing and resilient healthcare sector, today announced operating results for the second quarter ended June 30, 2025.
Highlights for the quarter ended June 30, 2025:
•Net income of $8.6 million, or $0.15 per diluted share
•Cash net operating income*, or Cash NOI, of $41.9 million
•Adjusted funds from operations*, or AFFO, of $30.0 million, or $0.54 per diluted share
•Declared and paid cash distributions per share of $0.40 for the quarter
•Acquired an inpatient rehabilitation facility for $24.1 million in Dover, Delaware
Subsequent Events
•On August 5, 2025, the Company's board of directors, or the Board, authorized a quarterly cash dividend of $0.40 per share of common stock payable on September 4, 2025, to the Company's stockholders of record as of the close of business on August 21, 2025
•Acquired two medical outpatient buildings for $16.2 million in Southlake, Texas
•On August 4, 2025, the Board authorized a share repurchase program of up to $75.0 million in gross purchase proceeds for a period of three-years from August 4, 2025, subject to the limitation of $25.0 million in gross purchase proceeds in any twelve-month period
Management Commentary
"Continuing our disciplined and strategic approach to investing through the first six months of 2025, we allocated capital toward growing Sila’s portfolio of high quality, net-lease healthcare properties and purchasing outstanding shares at a price that we believe to be a significant discount to the intrinsic value of the Company." stated Michael A. Seton, President and Chief Executive Officer of the Company.
"We realized cash NOI growth this quarter when compared to both the preceding quarter and the prior year's same quarter, and positive leasing spreads on all leases renewed during the quarter. Despite headline news surrounding the U.S. economic and legislative landscape, our focus on necessity-based healthcare solutions, partnering with operators that deliver better outcomes for patients in convenient locations, and our triple-net lease structures, allows us to remain optimistic in our ability to continue our success going forward."

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Financial Results
Net Income
Our GAAP net income for the second quarter of 2025 was $8.6 million, or $0.15 per diluted share, compared to $4.6 million, or $0.08 per diluted share, for the second quarter of 2024. Our GAAP net income for the first half of 2025 was $16.5 million, or $0.30 per diluted share, compared to $19.6 million, or $0.34 per diluted share for the first half of 2024.
Cash NOI
Cash NOI was $41.9 million for the second quarter of 2025, as compared to $39.9 million for the second quarter of 2024. The increase in Cash NOI is primarily the result of acquisitions and second quarter 2025 Cash NOI increases at our same store properties compared to the second quarter of 2024, primarily as a result of contractual rent increases. This increase was partially offset by the vacancy of the Stoughton Healthcare Facility as a result of the Steward Healthcare bankruptcy.
Cash NOI was $83.1 million for the first half of 2025, as compared to $86.8 million for the first half of 2024. The decrease in Cash NOI is primarily due to the receipt of a lease termination fee and the severance fee received from GenesisCare USA, Inc. and its affiliates in the first quarter of 2024, the vacancy of the Stoughton Healthcare Facility as a result of the Steward Healthcare bankruptcy, and property dispositions. This decrease was partially offset by acquisitions and Cash NOI increases at our other same store properties in the first half of 2025, compared to the first half of 2024, primarily as a result of contractual rent increases.
AFFO
AFFO was $30.0 million, or $0.54 per diluted share, during the second quarter of 2025, compared to $30.8 million, or 0.54 per diluted share, during the second quarter of 2024.
AFFO for the first half of 2025 was $59.4 million, or $1.07 per diluted share, compared to $69.1 million, or $1.20 per diluted share, for the first half of 2024.
Real Estate Portfolio Highlights
Investment Activity
During the quarter ended June 30, 2025, the Company acquired one healthcare property in Dover, Delaware, comprising 42,140 rentable square feet, for a purchase price of $24.1 million. The property is 100% leased under an absolute-net lease to a joint venture between Bayhealth and PAM Health with a lease expiration in 2036.
Portfolio
As of June 30, 2025, Sila's well diversified real estate portfolio consisted of 136 properties comprising approximately 5.2 million rentable square feet. The weighted average remaining lease term was approximately 9.5 years with 22.1% of annualized base rent maturing in the next five years and a weighted average fixed rent escalation rate of 2.2%, excluding leases tied to the consumer price index.
As of June 30, 2025, the percentage of rentable square feet leased was 99.2%. There was a 3.2 percentage point increase in the percentage of square feet leased in the second quarter of 2025. This increase was largely attributable to taking the Stoughton Healthcare Facility out of service during the second quarter.
Balance Sheet and Capital Markets Activities
Sila had a strong balance sheet and liquidity position totaling approximately $568.8 million, consisting of $24.8 million in cash and cash equivalents and $544.0 million of availability under its unsecured credit facility as of June 30, 2025.
Total principal debt outstanding under the unsecured credit facility as of June 30, 2025, was $581.0 million. Of the $581.0 million, $525.0 million was fixed through 10 interest rate swap agreements. As of June 30, 2025, the Company's weighted average interest rate on the total principal debt outstanding was 4.7%, including the impact of the interest rate swap agreements. As of June 30, 2025, net debt to enterprise value was approximately 29.8%.
On August 4, 2025, the Board authorized a share repurchase program of up to $75.0 million in gross purchase proceeds for a period of three-years from August 4, 2025, subject to the limitation of $25.0 million in gross purchase proceeds in any twelve-month period. Repurchases of common stock under the share repurchase program may be made from time to time in the open market, in privately negotiated purchases, in accelerated share repurchase programs or by any other lawful means. The number of shares of common stock purchased and the timing of any purchases will depend on a number of factors, including the price and availability of common stock and general market conditions. The three-year share repurchase program replaces the prior one-year share repurchase program authorized on August 16, 2024, which allowed for the repurchase of up to the lesser of 1.5 million shares of the Company’s outstanding common stock or $25.0 million in gross purchase proceeds.
Distributions
The Company's dividend payout to AFFO ratio was 74.0% for the quarter ended June 30, 2025. On August 5, 2025, the Board approved and authorized a quarterly cash dividend of $0.40 per share of Common Stock payable on September 4, 2025, to the Company's stockholders of record as of the close of business on August 21, 2025. The quarterly cash dividend of $0.40 per share represents an annualized amount of $1.60 per share.
Conference Call and Webcast
A conference call and audio webcast for investors and analysts will be held on Thursday, August 7, 2025, at 11:00 a.m. Eastern Time to discuss our second quarter 2025 operating results and to answer questions. The live and archived webcast can be accessed on the "Events" page of the Company's website at investors.silarealtytrust.com or by direct link at https://events.q4inc.com/attendee/283338166. The archived webcast will be available for 12 months following the call.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc., headquartered in Tampa, Florida, is a net lease real estate investment trust with a strategic focus on investing in the growing and resilient healthcare sector. The Company invests in high quality healthcare facilities along the continuum of care in the pursuit of generating predictable, durable, and growing income streams. Sila's portfolio comprises high quality tenants in geographically diverse facilities, which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of June 30, 2025, the Company owned 136 real estate properties, two undeveloped land parcels and one property taken out of service, located in 67 markets across the United States. For more information, please visit the Company's website at www.silarealtytrust.com.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including statements about and references to our commitment to investing in necessity, purpose-built healthcare real estate; our strategic focus on lower cost patient settings which support the delivery of specialized care in growing markets; predictions on the durability of our cash flow and financial position; and our ability to continue executing our growth strategy. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2024 Annual Report on Form 10-K, as filed with the SEC on March 3, 2025, a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings, public conference calls, and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases, public conference calls and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached as Exhibit 99.2 to the Current Report on Form 8-K filed on August 6, 2025.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.
Investor Contact:
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations
833-404-4107
IR@silarealtytrust.com

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited)
	June 30, 2025	December 31, 2024
ASSETS
Real estate:
Land	$161,749	$160,743
Buildings and improvements, less accumulated depreciation of $301,744 and $277,024, respectively	1,566,313	1,546,877
Total real estate, net	1,728,062	1,707,620
Cash and cash equivalents	24,832	39,844
Real estate related notes receivable, net of current expected credit loss reserve of $84 and $0, respectively	7,818	—
Intangible assets, less accumulated amortization of $132,197 and $122,208, respectively	120,699	125,655
Goodwill	17,700	17,700
Right-of-use assets - operating leases	35,798	36,332
Right-of-use assets - finance lease	1,901	—
Other assets	82,506	79,923
Total assets	$2,019,316	$2,007,074
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $2,510 and $3,079, respectively	$578,490	$521,921
Accounts payable and other liabilities	35,100	33,405
Intangible liabilities, less accumulated amortization of $9,391 and $8,761, respectively	6,440	7,070
Operating lease liabilities	41,263	41,493
Finance lease liabilities	75	—
Total liabilities	661,368	603,889
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 61,923,184 and 61,779,631 shares issued, respectively; 54,865,968 and 55,075,006 shares outstanding, respectively	549	551
Additional paid-in capital	1,992,801	1,998,777
Distributions in excess of accumulated earnings	(635,555)	(607,499)
Accumulated other comprehensive income	153	11,356
Total stockholders’ equity	1,357,948	1,403,185
Total liabilities and stockholders’ equity	$2,019,316	$2,007,074

Condensed Consolidated Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Rental revenue	$48,544	$43,554	$96,800	$94,193
Real estate related notes receivable interest income	188	—	188	—
Total revenues	48,732	43,554	96,988	94,193
Expenses:
Rental expenses	5,991	5,849	12,317	11,403
Listing-related expenses	—	2,924	—	2,980
General and administrative expenses	5,129	5,347	10,827	13,521
Depreciation and amortization	18,182	20,246	35,944	39,144
Impairment losses	3,261	418	6,792	418
Total operating expenses	32,563	34,784	65,880	67,466
Other income (expense):
Gain on dispositions of real estate	—	—	—	76
Interest and other income	265	1,051	720	3,292
Interest expense	(7,829)	(5,193)	(15,154)	(10,487)
Increase in current expected credit loss reserve	(7)	—	(178)	—
Total other expense	(7,571)	(4,142)	(14,612)	(7,119)
Net income attributable to common stockholders	$8,598	$4,628	$16,496	$19,608
Other comprehensive (loss) income - unrealized (loss) gain on interest rate swaps, net	(4,065)	(2,115)	(11,203)	753
Comprehensive income attributable to common stockholders	$4,533	$2,513	$5,293	$20,361
Weighted average number of common shares outstanding:
Basic	55,144,522	57,230,472	55,137,632	57,171,756
Diluted	55,715,244	57,601,204	55,722,581	57,574,634
Net income per common share attributable to common stockholders:
Basic	$0.16	$0.08	$0.30	$0.34
Diluted	$0.15	$0.08	$0.30	$0.34

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to common stockholders(1)	$8,598	$4,628	$16,496	$19,608
Adjustments:
Depreciation and amortization of real estate assets	18,155	20,222	35,892	39,097
Gain on dispositions of real estate	—	—	—	(76)
Impairment losses	3,261	418	6,792	418
FFO(1)	$30,014	$25,268	$59,180	$59,047
Adjustments:
Listing-related expenses	—	2,924	—	2,980
Severance	11	—	22	1,863
Write-off of straight-line rent receivables related to prior periods	33	—	36	—
Accelerated stock-based compensation	19	—	19	863
Amortization of above (below) market lease intangibles, including ground leases, net	22	1,877	45	1,248
Loss on extinguishment of debt	—	—	233	228
Increase in current expected credit loss reserve	7	—	178	—
Core FFO(1)	$30,106	$30,069	$59,713	$66,229
Adjustments:
Deferred rent(2)	322	333	641	2,721
Straight-line rent adjustments	(2,377)	(1,297)	(4,768)	(2,473)
Amortization of deferred financing costs	721	577	1,373	1,029
Amortization of fees on real estate related notes receivable	(24)	—	(24)	—
Stock-based compensation	1,249	1,163	2,510	1,624
AFFO(1)	$29,997	$30,845	$59,445	$69,130

(1)    The six months ended June 30, 2024 include $4,098,000 of lease termination fee income received.
(2)    The six months ended June 30, 2024 include a $2,000,000 severance fee received from GenesisCare, which will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

Funds From Operations (FFO)
FFO is calculated consistent with the National Association of Real Estate Investment Trusts, or Nareit's, definition, as net income (calculated in accordance with GAAP), excluding gains and losses from sales of real estate assets, impairment of real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and depreciation and amortization of real estate assets. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. We do not have any investments in unconsolidated partnerships or joint ventures. We believe FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include listing-related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases), loss on extinguishment of debt and changes in the current expected credit loss reserve. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.
AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs, amortization of fees on our real estate related notes receivable, and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.

Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Rental revenue	$48,544	$43,554	$96,800	$94,193
Rental expenses	(5,991)	(5,849)	(12,317)	(11,403)
Net operating income	42,553	37,705	84,483	82,790
Adjustments:
Straight-line rent adjustments, net of write-offs	(2,344)	(1,297)	(4,732)	(2,473)
Amortization of above (below) market lease intangibles, including ground leases, net	22	1,877	45	1,248
Internal property management fee	1,336	1,260	2,635	2,532
Deferred rent(1)	322	333	641	2,721
Cash NOI(1,2)	41,889	39,878	83,072	86,818
Non-same store cash NOI(2,3)	(1,506)	(76)	(6,623)	(11,121)
Same store cash NOI(4)	40,383	39,802	76,449	75,697
Real estate related notes receivable interest income	188	—	188	—
Listing-related expenses	—	(2,924)	—	(2,980)
General and administrative expenses	(5,129)	(5,347)	(10,827)	(13,521)
Depreciation and amortization	(18,182)	(20,246)	(35,944)	(39,144)
Impairment and disposition losses	(3,261)	(418)	(6,792)	(418)
Gain on dispositions of real estate	—	—	—	76
Interest and other income	265	1,051	720	3,292
Interest expense	(7,829)	(5,193)	(15,154)	(10,487)
Increase in current expected credit loss reserve	(7)	—	(178)	—
Straight-line rent adjustments, net of write-offs	2,344	1,297	4,732	2,473
Amortization of above (below) market lease intangibles, including ground leases, net	(22)	(1,877)	(45)	(1,248)
Internal property management fee	(1,336)	(1,260)	(2,635)	(2,532)
Deferred rent(1)	(322)	(333)	(641)	(2,721)
Non-same store cash NOI(2,3)	1,506	76	6,623	11,121
Net income attributable to common stockholders	$8,598	$4,628	$16,496	$19,608

(1)    The six months ended June 30, 2024 include a $2,000,000 severance fee received from GenesisCare, which will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
(2)    The six months ended June 30, 2024 include $4,098,000 of lease termination fee income received.
(3)    The six months ended June 30, 2024 include $1,471,000 of the total $2,000,000 severance fee received from GenesisCare, which will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
(4)    The six months ended June 30, 2024 include $529,000 of the total $2,000,000 severance fee received from GenesisCare, which will be recognized in rental revenues over the remaining GenesisCare amended master lease term.
NOI
The Company defines net operating income, or NOI, a non-GAAP financial measure, as rental revenue, less rental expenses, on an accrual basis.

Same Store Properties
In order to evaluate the overall portfolio, management analyzes the NOI of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 130 same store properties for the quarters ended June 30, 2025 and 2024.
Cash NOI
The Company defines Cash NOI as NOI for its properties excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash. Cash NOI is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store Cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. Other real estate companies may use different methodologies for calculating Cash NOI and, accordingly, the Company’s Cash NOI may not be comparable to other real estate companies. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio.